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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                                                                             Settlement Date             12/31/00
                                                                                             Determination Date           1/10/01
                                                                                             Distribution Date            1/16/01

I.      All Payments on the Contracts                                                                                2,024,265.47
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             44,678.72
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                            0.00
V.      Servicer Monthly Advances                                                                                       81,548.17
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                             10,126.34
VIII.   Transfers to the Pay-Ahead Account                                                                              (5,788.60)

IX.     Less:  Investment Earnings distributions

          (a)  To Sellers with respect to the Collection Account                                                             0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                           -273.34

Total available amount in Collection Account                                                                        $2,154,556.76
                                                                                                                  ================



DISTRIBUTION AMOUNTS                                                         Cost per $1000
--------------------------------                                             ----------------

1.   (a)  Class A-1 Note Interest Distribution                                                              0.00
     (b)  Class A-1 Note Principal Distribution                                                             0.00
             Aggregate Class A-1 Note Distribution                             0.00000000                                    0.00

2.   (a)  Class A-2 Note Interest Distribution                                                              0.00
     (b)  Class A-2 Note Principal Distribution                                                             0.00
            Aggregate Class A-2 Note Distribution                              0.00000000                                    0.00

3.   (a)  Class A-3 Note Interest Distribution                                                              0.00
     (b)  Class A-3 Note Principal Distribution                                                             0.00
            Aggregate Class A-3 Note Distribution                              0.00000000                                    0.00

4.   (a)  Class A-4 Note Interest Distribution                                                         12,419.41
     (b)  Class A-4 Note Principal Distribution                                                     1,483,902.82
           Aggregate Class A-4 Note Distribution                              40.11587748                            1,496,322.23

5.   (a)  Class A-5 Note Interest Distribution                                                        156,755.00
     (b)  Class A-5 Note Principal Distribution                                                             0.00
            Aggregate Class A-5 Note Distribution                              5.35000000                              156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                        128,375.00
     (b)  Class A-6 Note Principal Distribution                                                             0.00
            Aggregate Class A-6 Note Distribution                              5.41666667                              128,375.00

7.   (a)  Class B Note Interest Distribution                                                           59,285.00
     (b)  Class B Note Principal Distribution                                                               0.00
            Aggregate Class B Note Distribution                                5.56666667                               59,285.00

8.   (a)  Class C Note Interest Distribution                                                           98,822.83
     (b)  Class C Note Principal Distribution                                                               0.00
            Aggregate Class C Note Distribution                                5.70833312                               98,822.83

9.    Servicer Payment

     (a)  Servicing Fee                                                                                34,727.73
     (b)  Reimbursement of prior Monthly Advances                                                      63,145.96
               Total Servicer Payment                                                                                   97,873.69

10.  Deposits to the Reserve Account                                                                                   117,123.01

Total Distribution Amount from Collection Account                                                                   $2,154,556.76
                                                                                                                  ================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                  59,264.24
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                       57,858.77
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                             14,813.20
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                  14,461.89
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                     146,398.10
                                                                                                                  ================
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                                  Page 1 of 4
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
Payahead Account distributions to Sellers
--------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                            138.31004
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                 135.02996
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                         273.34

INTEREST

1.   Current Interest Requirement

        (a) Class A-1 Notes    @5.845%                                                                      0.00
        (b) Class A-2 Notes    @0.06028                                                                     0.00
        (c) Class A-3 Notes    @6.140%                                                                      0.00
        (d) Class A-4 Notes    @6.250%                                                                  12419.41
        (e) Class A-5 Notes    @6.420%                                                                156,755.00
        (f) Class A-6 Notes    @6.500%                                                                    128375
                        Aggregate Interest on Class A Notes                                                             297549.41

        (g) Class B Notes @     0.0668                                                                                   59285

        (h) Class C Notes @     0.0685                                                                                   98822.83


2.   Remaining Interest Shortfall

        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                    0

        (g) Class B Notes                                                                                   0.00
                                                                             ----------------

        (h) Class C Notes                                                                                   0.00


3.   Total Distribution of Interest                                          Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000                   0.00
        (b) Class A-2 Notes                                                             0                   0.00
        (c) Class A-3 Notes                                                    0.00000000                   0.00
        (d) Class A-4 Notes                                                    0.33296005               12419.41
        (e) Class A-5 Notes                                                    5.35000000             156,755.00
        (f) Class A-6 Notes                                                    5.41666667                 128375
                        Total Aggregate Interest on Class A Notes                                                       297549.41

        (g) Class B Notes                                                     5.566666667                               59,285.00

--------------------------------
        (h) Class C Notes                                                            5.71                                98822.83

                                                                             ----------------

PRINCIPAL
                                                                             No. of Contracts

1.   Amount of Stated Principal Collected                                                        832599.28
2.   Amount of Principal Prepayment Collected                                       58.00        576869.55
3.   Amount of Liquidated Contract                                                     10         74433.99
                                                                                                  --------
4.   Amount of Repurchased Contract                                                     0        0.0000000

       Total Formula Principal Distribution Amount                                                                   1,483,902.82

5.   Principal Balance before giving effect to Principal Distribution                            Pool Factor
        (a) Class A-1 Notes                                                                       0.0000000                  0.00
        (b) Class A-2 Notes                                                                       0.0000000                  0.00
        (c) Class A-3 Notes                                                                       0.0000000                  0.00
        (d) Class A-4 Notes                                                                       0.0639283          2,384,526.85
        (e) Class A-5 Notes                                                                       1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                                    1         23700000

        (g) Class B Notes                                                                                      1    10,650,000.00

        (h) Class C Notes                                                                                      1    17,312,029.25


6.   Remaining Principal Shortfall

        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                  0.00
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
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00
        (e) Class A-5 Notes                                                                                                  0.00
        (f) Class A-6 Notes                                                                                                     0

        (g) Class B Notes                                                                                                    0.00
                                                                             --------------

        (h) Class C Notes                                                                                                    0.00


7.   Principal Distribution                                                  Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000                                    0.00
        (b) Class A-2 Notes                                                    0.00000000                                    0.00
        (c) Class A-3 Notes                                                    0.00000000                                    0.00
        (d) Class A-4 Notes                                                   39.78291743                            1,483,902.82
        (e) Class A-5 Notes                                                    0.00000000                                    0.00
        (f) Class A-6 Notes                                                             0                                       0

        (g) Class B Notes                                                               0                                    0.00

        (h) Class C Notes                                                               0                                    0.00


8.   Principal Balance after giving effect to Principal Distribution                             Pool Factor
        (a) Class A-1 Notes                                                                       0.0000000                  0.00
        (b) Class A-2 Notes                                                                       0.0000000                  0.00
        (c) Class A-3 Notes                                                                       0.0000000                  0.00
        (d) Class A-4 Notes                                                                       0.0241454            900,624.03
        (e) Class A-5 Notes                                                                       1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                               1              23700000

        (g) Class B Notes                                                                         1.0000000         10,650,000.00

--------------------------------
        (h) Class C Notes                                                                                 1           17312029.25

POOL  DATA

                                                                                                     Aggregate
                                                                             No. of Contracts   Principal Balance

1.   Pool Stated Principal Balance as of 36891                                    3,081            81,862,653.28

2.   Delinquency Information                                                                                       % Delinquent

              (a) 31-59 Days                                                       69               1,115,240.82      0.013623316
              (b) 60-89 Days                                                       20                  405524.17      0.004953714
              (c) 90-119 Days                                                       9                 210,324.28      0.002569234
              (d) 120 Days +                                                        0                       0.00                0

3.   Contracts Repossessed during the Due Period                                    0                       0.00

                                                                                                ----------------
4.   Current Repossession Inventory                                                 1                  80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
        (a)  Aggregate Principal Balance of Liquidated Receivables                 10                  74,433.99
        (b)  Net Liquidation Proceeds on any Liquidated Receivables                                    44,678.72
       Total Aggregate Net Losses for the preceding Collection Period                                                    29755.27

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      461003.16

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)            455                                 4313619.980

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                      0.092415004

--------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                         114.9709537

TRIGGER ANALYSIS

1.      (a)  Average 60+ Delinquency Percentage                              1.010%
        (b)  Delinquency Percentage Trigger in effect ?                                   NO

2.      (a)  Average Net Loss Ratio                                    -5.01984E-05
        (b)  Net Loss Ratio Trigger in effect ?                                           NO
        (c)  Net Loss Ratio (using ending Pool Balance)                 -8.8053E-05

        (a) Servicer Replacement Percentage                             0.000313573
------------------------------------------
        (b)  Servicer Replacement Trigger in effect ?                                     NO
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
MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                             34,727.73

2.   Servicer Advances                                                                                                   81548.17

3.    (a)  Opening Balance of the Reserve Account                                                                      5325240.59
      (b)  Deposits to the Reserve Account                                                             117123.01
      (c)  Investment Earnings in the Reserve Account                                                   29275.09
      (d)  Distribution from the Reserve Account                                                       -146398.1
      (e)  Ending Balance of the Reserve Account                                                                       5325240.59

4.   Specified Reserve Account Balance                                                                                 5325240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                      55802.28
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